UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Littlefield Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 871-0761

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

On February 12, 2018, Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it is offering, subject to market conditions, shares of its common stock in an underwritten public offering. The Company anticipates using the net proceeds from this offering for general corporate purposes, which may include clinical and manufacturing activities for CB 2679d and Marzeptacog alfa (activated), research and development activities, capital expenditures, selling, general and administrative costs and to meet working capital needs. All of the shares in the offering are to be sold by the Company.

JonesTrading Institutional Services LLC is acting as Sole Bookrunning Manager, Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS) is acting as Joint Bookrunner and LifeSci Capital LLC is acting as a Lead Manager for the proposed offering.

A copy of the press release announcing the proposed offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Catalyst Biosciences, Inc. dated February 12, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Catalyst Biosciences, Inc. dated February 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: February 12, 2018	By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: Chief Financial Officer